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                                                                   EXHIBIT 10.29

                                THIRD AMENDMENT
                                       TO
                                CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment") is dated as of the 1st day of January, 1998 and entered into among METRO NETWORKS, INC., a Delaware corporation (the "Borrower"), the Lenders party thereto, and NATIONSBANK, N.A. (successor through merger to NationsBank of Texas, N.A.), a national banking association, individually and as Administrative Lender (in such latter capacity, the "Administrative Lender").

                                  WITNESSETH:

         WHEREAS, the Borrower, the Lenders, and the Administrative Lender entered into a Credit Agreement, dated as of October 22, 1996, for a loan facility in the amount of $30,000,000 (as amended, restated, waived or otherwise modified from time to time, including without limitation, the First Amendment dated September 30, 1997, between the Borrower, the Lenders party thereto, and the Administrative Lender and the Second Amendment dated December 31, 1997 between the Borrower, the Lenders party thereto and the Administrative Lender, the "Credit Agreement"); and

         WHEREAS, the Lenders, the Administrative Lender, and the Borrower have agreed to amend the Credit Agreement to make certain changes to the terms therein upon the terms and conditions set forth below;

         NOW, THEREFORE, for valuable consideration hereby acknowledged, the Borrower, the Lenders and the Administrative Lender agree as follows:

         SECTION 1. Definitions. Unless specifically defined or redefined below, capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

         SECTION 2. Amendment to Section 7.1 of the Credit Agreement. Section 7.1(f) shall be deleted in its entirety and amended by adding the following
Section 7.1(f):

                 (f) (i) Other Indebtedness of the Borrower and the Subsidiaries not to exceed $2,000,000 in aggregate amount and (ii) Indebtedness incurred by Borrower and its Subsidiaries in connection with sale and leaseback obligations with respect to sales of Borrower's and its Subsidiaries' motor vehicles, helicopters and other rolling stock not to exceed in the aggregate $5,000,000.

         SECTION 3.  Amendment to Section 7.3(h) of the Credit Agreement.
Section 7.3(h) shall be deleted in its entirety and the following Section 7.3(h) shall be substituted in its stead:

                 (h) Other Investments primarily related to the Borrower's Business not to exceed $5,000,000 in aggregate purchase price amount for all such Investments,
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         provided that no Default exists prior to or after giving effect to the purchase of any such Investment.

         SECTION 4.  Amendment to Section 7.5(a) of the Credit Agreement.
Section 7.5(a) shall be deleted in its entirety and the following Section 7.5(a) shall be substituted in its stead:

                 (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up; or sell, lease, abandon, transfer or otherwise dispose of all or any part of its assets, properties or business, other than (i) immaterial assets sold in the ordinary course of business, (ii) assets sold in accordance with the provisions of Section 7.14 hereof, and (iii) sales of motor vehicles, helicopters, and rolling stock pursuant to sale and leaseback transactions as described in Section 7.1(f) hereof;

         SECTION 5. Amendment to Sections 7.6(a) and (b) of the Credit Agreement. Sections 7.6(a) and (b) shall be deleted in its entirety and the following Sections 7.6(a) and (b) shall be substituted in its stead:

                          (a) single Acquisitions, the Acquisition
                 Consideration for which does not exceed $5,000,000, and so long as in any fiscal year the aggregate Acquisition Consideration paid by the Borrower and the Subsidiaries for all Acquisitions during such fiscal year does not exceed $10,000,000, and

                          (b) single Acquisitions the aggregate Acquisition
                 Consideration for which equals or exceeds $5,000,000, if each Lender receives financial projections in form and substance acceptable to the Lenders and demonstrating compliance with
                 (i) the covenants described in Section 6.3(a) hereof and (ii) the required repayments as a result of the reductions in the Commitment set forth in Section 2.6(c) hereof, each after giving effect to such acquisition and for the period beginning on such date of acquisition and ending on the Maturity Date;

         SECTION 6.  Amendment to Section 7.11 of the Credit Agreement.
Section 7.11 shall be deleted in its entirety and the following Section 7.11 shall be substituted in its stead:

                 Section 7.11 Fixed Charges Coverage Ratio. At the end of each fiscal quarter occurring during the periods indicated below, the Borrower, on a combined basis, shall not permit the ratio of (a) Operating Cash Flow for the four fiscal quarters then ending to (b) Fixed Charges for such fiscal quarters to be less than:

                          Period                                       Ratio
                          ------                                       -----

         From Agreement Date through June 30, 1997                  1.25 to 1.00

         From July 1, 1997 through September 30, 1998               1.00 to 1.00

         From October 1, 1998 and thereafter                        1.10 to 1.00




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         SECTION 7.  Amendment to Section 7.14 of the Credit Agreement.
Section 7.14 shall be deleted in its entirety and the following Section 7.14 shall be substituted in its stead:

                 Section 7.14 Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets, provided that, so long as there exists no Default or Event of Default both before and immediately after giving effect to such transaction, the Borrower may, and may permit its Subsidiaries to, enter into sale and leaseback transactions which in the aggregate for the Borrower and its Subsidiaries do not exceed $5,000,000 for all assets sold.

         SECTION 8. Affirmation. The Borrower hereby acknowledges and agrees that nothing in this Third Amendment shall affect the Borrower's obligations under the Credit Agreement or the other Loan Documents executed in connection therewith (except as specifically provided in this Third Amendment), which remain valid, binding and enforceable, and except as amended hereby, unamended, or shall constitute a waiver by the Lenders of any of their rights or remedies, now or at any time in the future, with respect to any requirement under the Credit Agreement or the other Loan Documents or with respect to an Event of Default or Default, occurring now or at any time in the future.

         SECTION 9. Conditions Precedent. This Third Amendment shall not be effective until:

                 (a) all proceedings of the Borrower taken in connection with this Third Amendment and the transactions contemplated hereby shall be satisfactory in form and substance to the Administrative Lender and Lenders signatory hereto, and

                 (b) the Administrative Lender and Lenders shall have each received such documents, instruments, and certificates, etc., each in form and substance satisfactory to the Lenders, as the Lenders shall deem necessary or appropriate in connection with this Third Amendment and the transactions contemplated hereby.

         SECTION 10. Representations and Warranties. The Borrower represents and warrants to the Lenders and the Administrative Lender that (a) the Borrower has the corporate power and has taken all necessary corporate action, to authorize it to enter into and deliver this Third Amendment and all related documentation, (b) this Third Amendment constitutes its legal, valid, and binding obligations, enforceable in accordance with the terms hereof (subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium, or other laws or principles of equity affecting the enforcement of creditors' rights generally), (c) there exists no Event of Default or Default under the Credit Agreement after giving effect to this Third Amendment, (d) its representations and warranties set forth in the Credit Agreement and other Loan Documents are true and correct on the date hereof after giving effect to this Third Amendment, (e) it has complied with all agreements and conditions to be complied with by it under the Credit Agreement and the other Loan Documents by the date hereof, (f) the Credit Agreement, as amended hereby, and the other Loan Documents remain in full force and effect, and (g) no notice to, or consent of, any Person is required under the terms of any agreement of the Borrower in connection with the execution of this Third Amendment.





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         SECTION 11.  Further Assurances.  The Borrower shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Administrative Lender, as the Administrative Lender or any Lender may deem reasonably necessary or appropriate in connection with this Third Amendment, including without limitation, a Compliance Certificate in form and substance satisfactory to the Administrative Lender as required by Section 6.3 of the Credit Agreement.

         SECTION 12. Counterparts. This Third Amendment and the other Loan Documents may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of any such agreement, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

         SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS THIRD AMENDMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 14. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS THIRD AMENDMENT AND MAKING ANY ADVANCES HEREUNDER.

         SECTION 15. ENTIRE AGREEMENT. THIS THIRD AMENDMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


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         IN WITNESS WHEREOF, this Third Amendment to Credit Agreement is executed as of the date first set forth above.


BORROWER:                                  METRO NETWORKS, INC.



                                           /s/ TIMOTHY D. MCMILLIN
                                           ------------------------------------
                                           By:      Timothy D. McMillin
                                           Its:     Senior Vice President


ADMINISTRATIVE LENDER:                     NATIONSBANK, N.A.,
                                           as Administrative Lender


                                           /s/ WHITNEY L. BUSSE
                                           -------------------------------------
                                           By:      Whitney L. Busse
                                           Its:     Vice President



LENDERS:                                   NATIONSBANK, N.A., as a
                                           Lender



                                           /s/ WHITNEY L. BUSSE
                                           -------------------------------------
                                           By:      Whitney L. Busse
                                           Its:     Vice President



                                           THE BANK OF NOVA SCOTIA, as a
                                           Lender



                                           /s/ VINCENT J. FITZGERALD, JR.
                                           -------------------------------------
                                           By: Vincent J. Fitzgerald, Jr.
                                              ----------------------------------
                                           Its:
                                               ---------------------------------





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